As filed with the Securities and Exchange Commission on May 2, 1995.

- -----------------------------------------------------------------

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                              __________

                               FORM S-8

                        REGISTRATION STATEMENT

                                 UNDER

                      THE SECURITIES ACT OF 1933
                              __________


                         INTERMET CORPORATION
          --------------------------------------------------
          (Exact Name of Issuer as Specified in its Charter)


          Georgia                            58-1563873
_______________________________         _____________________
(State or Other Jurisdiction of              (I.R.S. Employer
Incorporation or Organization)          Identification Number)


       Suite 1600, 2859 Paces Ferry Road, Atlanta, Georgia 30339
       ---------------------------------------------------------
         (Address of principal executive offices)   (Zip Code)

                            John Doddridge
                 Chairman and Chief Executive Officer
                         INTERMET CORPORATION
                              Suite 1600
                         2859 Paces Ferry Road
                        Atlanta, Georgia  30339
                            (404) 431-6000
- -------------------------------------------------------------
(Name, Address and Telephone Number, including Area Code, of
   Agent for Service)

- -----------------------------------------------------------------------------------------------------------
                                                                Proposed
Title of Securities               Amount to                 Maximum Aggregate                  Amount of
To Be Registered                  Be Registered              Offering Price                  Registration Fee
- -------------------               -------------             ------------------               ---------------

Common Stock, $0.10               1,500,000 shares                $11,812,500<F1>                 $4,073.29
par value
- -----------------------------------------------------------------------------------------------------------

<F1>  Determined in accordance with Rule 457(c) under the Securities Act of 1933,based on $7.875, the average of the high and low sale prices quoted on The Nasdaq Stock Market on April 25, 1995.

/TABLE

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference into this Registration Statement on Form S-8, and shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

     (b)  All other reports of the Registrant filed pursuant to
          Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K for the year ended December 31, 1994;

     (c) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such descriptions; and

     (d) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all such securities that remain unsold.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Attorneys of Kilpatrick & Cody who worked on this matter beneficially own 8,623 shares of Registrant Common Stock as of April 25, 1995.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted under Georgia law, the Registrant's Amended and Restated Articles of Incorporation provide that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of duty or care or any other duty owed to the Registrant as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, or any business opportunity of the Registrant, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

     Article VII of the Bylaws of the Registrant authorize indemnification of the Registrant's officers and directors for any liability and expense incurred by them, in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director. An officer or director may only be indemnified if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful. No officer or director who has been adjudged liable for negligence or misconduct in the performance of his corporate duties is entitled to indemnification, unless and except to the extent that the court reaching such a determination of liability, in view of all the

relevant circumstances, shall also determine that despite such liability such person is fairly and reasonably entitled to indemnification.

     Any officer or director who has been wholly successful on the merits or otherwise in an action or proceeding in his official capacity is entitled to indemnification by the Registrant as of right. All other determinations in respect of indemnification shall be made by either: (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel selected in accordance with the Bylaws and at the request of the Board; or (iii) the holders of a majority of the Registrant's stock who at such time are entitled to vote for the election of directors.

     In the event any payments are made to an officer or director by way of indemnity, other than by court order, action of the shareholders or by an insurance carrier, the Registrant must notify its shareholders of such payment and all relevant details in a timely manner and in no event later than 15 months after the date of such payment.

     The provisions of the Registrant's Bylaws on indemnification are consistent in all material respects with the laws of the State of Georgia, which authorize indemnification of corporate officers and directors.

     The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 8.  EXHIBITS

     The exhibits included as part of this Registration Statement are as follow:


Exhibit Number           Description
- --------------           -----------

     4                   Intermet Corporation Executive
                         Stock Option and Incentive Award
                         Plan

     5                   Opinion of Kilpatrick & Cody
                         as to the legality of the
                         securities being registered

    23                   Consent of Ernst & Young LLP

    25                   Power of Attorney (included on
                         signature page of Registration
                         Statement)

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to its plan of its distribution not previously disclosed in the

     registration statement or any material change in such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







                              SIGNATURES
                              ----------


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on it behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 27, 1995.

                         INTERMET CORPORATION



                         By:  /s/ John Doddridge
                            -----------------------------------
                            John Doddridge, Chairman and Chief
                               Executive Officer


                   POWER OF ATTORNEY AND SIGNATURES

     Know all men by these presents, that each person whose signature appears below constitutes and appoints John Doddridge and John D. Ernst, or either of them, as attorney-in-fact, either with power of substitution, for him in any and all capacities, to sign any amendments to this Form S-8, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below as of April 27, 1995 by the following persons on behalf of the Registrant in the capacities indicated.

Signature                                 Capacity

 /s/ John Doddridge                       Chairman of the Board of
- ----------------------------              Directors and Chief
John Doddridge                            Executive Officer
                                          (Principal Executive
                                            and Financial Officer)

                                          Director
- ----------------------------
Vernon R. Alden

 /s/ J. Frank Broyles                     Director
- ----------------------------
J. Frank Broyles

John P. Crecine                           Director
- ----------------------------
John P. Crecine

 /s/ Anton Dorfmueller, Jr.               Director
- ----------------------------
Anton Dorfmueller, Jr.


                                          Director
- ----------------------------
John B. Ellis

 /s/ Wilfred E. Gross, Jr                 Director
- ----------------------------
Wilfred E. Gross, Jr.

 /s/ A. Wayne Hardy                       Director
- ----------------------------
A. Wayne Hardy

 /s/ George W. Mathews, Jr.               Director
- ----------------------------
George W. Mathews, Jr.

 /s/ Harold C. McKenzie, Jr.              Director
- ----------------------------
Harold C. McKenzie, Jr.

 /s/ J. Mason Reynolds                    Director
- ----------------------------
J. Mason Reynolds

 /s / Curtis W. Tarr                      Director
- ----------------------------
Curtis W. Tarr

 /s/ Peter C. Bouxsein                    Controller (Principal
- -----------------------------             Accounting Officer)
Peter C. Bouxsein

                                    EXHIBIT INDEX



Exhibit Number              Description
- --------------              -----------

     4                      Intermet Corporation Executive
                            Stock Option and Incentive Award
                            Plan

     5                      Opinion of Kilpatrick & Cody
                            as to the legality of the
                            securities being registered

    23                      Consent of Ernst & Young LLP